                                                                   Exhibit 28.1

                   ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARY
                              Statements of Income
                                  (Unaudited)

                                            Nine Months Ended September 30,
                                            -------------------------------
                                                 1993             1992
                                                ------           ------
                                                     (in thousands)
INTEREST INCOME:
  Interest on loans                            $15,800           $18,577
  Interest on investment and
    mortgage-banking securities                  1,658             2,731
                                               -------           -------
      Total interest income                     17,458            21,308
                                               -------           -------
INTEREST EXPENSE:
  Interest on deposits                           8,236            12,027
  Interest on borrowed funds                     1,583             2,453
                                               -------           -------
      Total interest expense                     9,819            14,480
                                               -------           -------
NET INTEREST INCOME                              7,639             6,828
PROVISION FOR LOAN LOSSES                          455               407
                                               -------           -------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                7,184             6,421

NONINTEREST INCOME                               1,873             3,154
                                               -------           -------
NONINTEREST EXPENSE:
  Personnel expense                              3,696             3,361
  Occupancy                                        862               862
  Other                                          2,795             2,990
                                               -------           -------
      Total noninterest expense                  7,353             7,213

Income before income taxes                       1,704             2,362
*Income taxes                                     (208)            1,179
                                               -------           -------
      Net Income                               $ 1,912           $ 1,183
                                                ======           =======

* - Net of SFAs 109 Cumulative Effect Adjustment of $634.

ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARIES
BALANCE SHEET (000's) -- UNAUDITED

                                                              9-30-93
                                                             ---------
ASSETS
Cash and Due from Banks (Including Interest-
  Bearing Deposits of $20,756)                                 $29,470
Investment and Mortgage-Backed Securities                       33,685
Loans                                                          241,483
Less Allowance for Loan Losses                                   1,762
                                                              --------
  Net Loans                                                    239,721
Bank Premises and Equipment                                      6,366
Accrued Interest Receivable                                      1,891
Other Assets                                                    11,339
                                                              --------
     Total Assets                                             $322,472
                                                              ========

LIABILITIES AND RETAINED EARNINGS
Deposits
  Non-interest Bearing                                          $9,381
  Interest Bearing                                             265,352
                                                              --------
      Total Deposits                                           274,733

Advances from Federal Home Loan Bank                            17,000
Other Borrowed Funds                                                59
Accrued Interest Payable                                           268
Other Liabilities                                                5,088
                                                              --------

      Total Liabilities                                        297,148

Retained Earnings                                               25,324
                                                              --------

      Total Liabilities and Retained Earnings                 $322,472
                                                              ========

                   ASHEVILLE SAVINGS BANK, SSB AND SUBSIDIARY
                            Statement of Cash Flows
                                  (Unaudited)

                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                    1993                1992
                                                   ------              ------
                                                         (in thousands)
OPERATING ACTIVITIES:
Net Income                                        $  1,912            $  1,183
Adjustment to reconcile net income to cash
  provided by (used in) operating activities
    Provision for loan losses and foreclosed
     real estate                                     1,032                 469
    Depreciation and amortization                      440                 440
    Gain on sale of loans, net                        (524)               (669)
    Gain on sale of investment securities                                  460
    Increase in income taxes payable                   162
    Decrease in income taxes receivable                141                 324
    Addition to deferred income                        863               1,178
    Deferred income tax cumulative adjustment         (634)
    Dividends on Federal Home Loan Bank stock         (196)               (218)
    (Increase) decrease in accrued interest
     receivable                                        294                 903
    Increase (decrease) in accrued interest
     payable                                            18                  (7)
    Deferred income tax (benefit)                     (365)               (120)
    Other                                            2,496                 158
                                                  --------            --------
     Net Cash Provided by Operating Activities       5,639               4,101
                                                  --------            --------

Investing Activities:
  Loans originated or acquired                     (83,385)            (85,754)
  Loan principal repayments                         46,027              49,457
  Loans sold                                        46,762              49,182
  Proceeds from maturities of investment
    securities                                       8,041              13,997
  Purchase of investment securities                (10,052)            (10,036)
  Purchase of mortgage-backed securities                 0              (5,394)
  Mortgage-backed securities principal
    repayments                                       2,620               1,587
  Other                                               (501)                665
                                                  --------            --------
      Cash Provided by Investing Activities          9,512              13,704
                                                  --------            --------

FINANCING ACTIVITIES:
  Net decrease in deposits                          (7,783)            (29,190)
  Decrease in borrowed funds                        (2,004)             (5,004)
  Other                                              1,330                 940
                                                  --------            --------
      Cash Used in Financing Activities             (8,457)            (33,254)
                                                  --------            --------

Increase (decrease) in Cash and Cash
 Equivalents                                         6,694             (15,449)

Cash and Cash Equivalents -- January 1              22,776              49,931
                                                  --------            --------
Cash and Cash Equivalents -- September 30         $ 29,470             $34,482
                                                  ========            ========